UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


           PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE
                                   ACT OF 1934

Date of Report (Date of earliest event reported)     May 26, 1998

                                 (May 15, 1998)

Commission File Number                        0-11655

                            NTS-PROPERTIES IV
          (Exact name of registrant as specified in its charter)

         Kentucky                                     61-1026356
(State or other jurisdiction of             (I.R.S. Employer Identification
incorporation or organization)              No.)

   10172 Linn Station Road
   Louisville, Kentucky                                   40223
(Address of principal executive                        (Zip Code)
offices)

Registrant's telephone number,
including area code                                   (502) 426-4800

                                 Not Applicable
               Former name, former address and former fiscal year,
                          if changed since last report

Item 5.      Other Items


On February 1, 1996, NTS-Properties IV (the "Partnership") established an Interest Repurchase Reserve pursuant to Section 16.4 of the Partnership's Amended and Restated Agreement of Limited Partnership. Under Section 16.4, limited partners may request the Partnership to repurchase their respective interests (Units) in the Partnership. The Partnership notified the limited partners by letter on February 1, 1996 of the establishment of the Interest Repurchase Reserve.

As of May 15, 1998, NTS-Properties IV has elected to fund an additional amount of $64,000 to its Interest Repurchase Reserve. With this funding, the Partnership will be able to repurchase up to 400 additional Units at a price of $160 per Unit. If the number of Units submitted for repurchase exceeds that which can be repurchased by the Partnership with the current funding, those additional units may or may not be repurchased in subsequent quarters with additional funding. The above offering price per Unit was established by the General Partner in its sole discretion and does not purport to represent the fair market value or liquidation value of the Unit.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                              NTS-PROPERTIES IV
                                                 (Registrant)

                                       BY:   NTS-Properties Associates IV
                                             BY: NTS Capital Corporation,
                                                 General Partner


                                                 /s/ John W. Hampton
                                                 John W. Hampton
                                                 Senior Vice President



Date:    May 26, 1998